UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
BIODEL INC.
(Exact name of registrant as specified in its charter)

Delaware	90-0136863

(State of incorporation or organization)	(I.R.S. Employer Identification No.)

6 Christopher Columbus Avenue
Danbury, Connecticut	06810

(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Common Shares $0.01 par value	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-140504 (If applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
SIGNATURE

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     The description of common stock, par value $0.01 per share, of Biodel Inc. (the “Registrant”) to be registered hereunder is incorporated by reference to the information set forth under the heading “Description of Capital Stock” in the prospectus included in the Registrant’s registration statement on Form S-1 (File No. 333-140504), initially filed with the Securities and Exchange Commission on February 7, 2007, as amended, including any subsequent amendments thereto (the “Registration Statement”), and by any form of prospectus filed pursuant to Rule 424(b) under Securities Act of 1933, as amended, in connection with such Registration Statement, which is incorporated herein by reference.
Item 2. Exhibits.
     None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Biodel Inc.

Date: May 8, 2007	By:	/s/ F. Scott Reding

Name: F. Scott Reding
Title: Chief Financial Officer and Treasurer

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